Exhibit 10.11

SECOND AMENDMENT TO
BAKER HUGHES INCORPORATED
DIRECTOR COMPENSATION DEFERRAL PLAN
(As Amended and Restated Effective January 1, 2009)
THIS AMENDMENT by Baker Hughes Incorporated, a Delaware corporation (the “Company”),
W I T N E S S E T H:
WHEREAS, the Company previously established the Baker Hughes Incorporated Director Compensation Deferral Plan (the “Plan”); and
WHEREAS, the Company desires to amend the Plan;
NOW, THEREFORE, effective January 1, 2012, paragraphs (a) and (b) of Section 7.2 of the Plan are hereby amended to provide as follows:
“(a) Exercise Periods for Stock Options. Each Stock Option shall vest and become exercisable on the earlier of (1) the first anniversary of the date of grant of the Stock Option or (2) the date on which the Director’s directorship terminates. Each Stock Option shall be exercisable from time to time, in whole or in part, at any time during the period that commences on (a) the earlier of (1) the first anniversary of the date of grant of the Stock Option or (2) the date on which the Director’s directorship terminates and ends on (b)(1) the date that is ten years after the date of grant (the “Option Expiration Date”) or (2) the end of the Stock Option exercise period specified in clause (b) of this Section 7.2, as applicable.
(b) Exercise Periods in the Event of Directorship Termination. A Director’s directorship shall terminate at the close of business on the day preceding the day he or she ceases to be a member of the Board for any reason whatsoever. When a Director’s directorship is terminated, each of his or her Stock Options and all rights thereunder shall expire on the earlier of (1) the date that is five years after the Director’s directorship terminates for any reason or (2) the Option Expiration Date. Any Stock Options unexercised at the time of the Director’s death (including the Director’s death which results in termination of his or her directorship) may be exercised by the Director’s estate or by the Person or Persons who acquire the right to exercise his or her Stock Option by bequest or inheritance.”

Adopted by the Governance Committee of the Board of Directors on July 25, 2013